UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2004

Coach Industries Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-19471	91-1942841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12555 Orange Drive, Suite 261 Davie, Florida 33330

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 862-1425

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 3, 2004, the directors unanimously appointed Robert L. Lefevbre as director to fill a vacancy on the Board of Directors. Mr. Lefevbre has also been appointed to serve as a member of the Compensation Committee. Pursuant to the Agreement and Plan of Merger, between the Registrant and Corporate Development Services, Inc., a copy of which was included with the Registrant’s Form 8-K filed on October 27, 2004, the Registrant agreed to appoint Mr. Lefevbre as a director.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1 – Press Release issued December 9, 2004, announcing the appointment of Mr. Lefevbre as a new director of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACH INDUSTRIES GROUP, INC.
(Registrant)
Date December 8, 2004
	By:	/s/ FRANCIS O’DONNELL
	Name	Francis O’Donnell
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description
Exhibit 99.1 –	Press Release issued December 9, 2004, announcing the appointment of Mr. Lefevbre as a new director of the Registrant.